EXHIBIT 99
                                                                    ----------
                       SEVERANCE AND RELEASE AGREEMENT


     The employee, David O. Narigon (hereinafter "Mr. Narigon"), and Employers Mutual Casualty Company, and any and all of its other affiliated or related businesses or entities, which are collectively known as EMC Insurance Companies, any past and current members of the boards of directors of any such businesses or entities, their past and current officers and officials, employees, agents and representatives, as well as their heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the "Company"), do now covenant and agree to this Severance and Release Agreement (the "Agreement") according to the following terms:

     WHEREAS, the parties to this Agreement are mutually desirous of codifying their understandings with regard to the severance of Mr. Narigon's employment and any claims, controversies and disputes which may have arisen and are related in any way to Mr. Narigon's hiring, tenure of employment, terms of employment or the severance of his employment from any position or appointment held with the Company, including, but not limited to, his most recently held position as Senior Vice President of Employers Mutual Casualty Company;

     NOW, THEREFORE, Mr. Narigon and the Company, in consideration of the foregoing, and the payments and mutual promises contained herein, do now covenant and agree as follows:

 1. Resignation. Mr. Narigon shall resign as a Senior Vice President of Employers Mutual Casualty Company and its affiliated companies, as President and Chief Operating Officer of EMC Risk Services, Inc., and as an employee of the Company. Mr. Narigon shall also resign as a Director of EMCASCO Insurance Company, EMC Property & Casualty Company, EMC Risk Services, Inc., EMC Underwriters, LLC, Farm and City Insurance Company, and Union Insurance Company of Providence. Such resignations shall be effective on March 1, 2005, regardless of the date upon which this Agreement is eventually executed by the parties hereto. Under this Agreement, the terms "resignation," "severance," "termination date" and "separation of employment" all refer to the effective date of March 1, 2005.

 2. Representation. Mr. Narigon acknowledges that he has been advised of the following: (1) his opportunity to retain legal counsel in connection with this matter; (2) his right to consider this matter for twenty one (21) days, within which time he must communicate his decision on whether to sign this Agreement to the Company; and (3) his right to revoke this Agreement (including the release and waiver set forth in paragraph 4, below) within seven (7) days of his execution of this Agreement. Mr. Narigon acknowledges that he and his representatives have had an opportunity to read and review the provisions of this Agreement, that this Agreement in its present form represents the final agreement of the parties; and that he has executed this Agreement of his own volition, after having been fully advised by his representatives of any legal rights he may have in this matter and the scope and effect of this Agreement.

 3. Nonadmission of Liability. This Agreement shall not be construed as an admission by the Company of any acts of discrimination or other wrongful conduct whatsoever against Mr. Narigon, and the Company specifically disclaims any liability to Mr. Narigon pertaining to any claim or fact which may be asserted by him concerning the terms and/or conditions of his employment, or the severance of his employment with the Company. Further, payment of any sums as are articulated in this Agreement do not constitute an admission of liability on the part of the Company.

 4. Waiver and Release of Claims. With the express exception of the promises made herein, Mr. Narigon expressly releases and discharges the Company, as that term is more specifically described in the preamble of this Agreement, from any and all actions, causes of action, suits, claims, controversies, promises, agreements, contracts, expenses, costs, claims for attorneys fees, claims for exemplary and/or liquidated damages, or demands of any kind whatsoever, including, but not limited to, claims for defamation, wrongful discharge, intentional infliction of emotional distress, breach of contract and any civil rights or employment related claims including claims under the federal Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, (29 U.S.C. Section 601, et seq.); the Americans with Disabilities Act (42 U.S.C. Section 12101, et seq.); the Fair Labor Standards Act (including the Equal Pay Act); the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; Title VII of the federal Civil Rights Act; the Iowa Civil Rights Act of 1965 (Iowa Code Chapter 216); Iowa's Wage Payment Collection Law (Iowa Code
     Chapter 91A); or any other federal, state or local ordinance, statute or regulation of any variety whatsoever, upon which Mr. Narigon may seek to rely, now or in the future, concerning, connected with, or related in any way to, the circumstances of any appointments or his hiring, the tenure of his employment and the severance of his employment from any position, currently or formerly held, with the Company. The parties expressly recognize that the aforementioned release shall not apply to any statutory or common law claims of any variety arising out of, or related in any way to, Mr. Narigon's interest and current participation in the Company's pension or retirement plans, or to any rights or claims which may arise after the date of execution of this Agreement.

 5. Considerations and Recitals. The Company agrees, in consideration of the mutual terms and promises contained herein, to provide to Mr. Narigon the following:

     A. Severance Pay. A severance payment equal to eighteen months (calculated as 78 weeks) of Mr. Narigon's current annual salary shall be made bi-weekly through the Company's payroll process, commencing as soon as practicable after March 1, 2005. These bi-weekly severance payments shall be subject to all applicable withholdings for federal and state income taxes and Social Security taxes, as set forth in paragraph 10 hereof. After his date of severance, Mr. Narigon shall not be eligible to make additional contributions to the Company-sponsored 401(k) Plan. Additional sums may be included in, and additional taxes withheld from, such bi-weekly payments in accordance with the provisions of Subsection 5(C) hereof. Any advances made by the Company to Mr. Narigon in anticipation of Company-related expenses not yet incurred shall be deducted from said total. Mr. Narigon shall also be eligible for a one-time additional severance payment pursuant to Subsection 5(E) hereof.

     B. Life Insurance. The Company shall provide life insurance coverage to Mr. Narigon in an amount equal to that in place at the time of his resignation through March 1, 2006, or until life insurance is provided under another group program, whichever occurs first. Mr. Narigon acknowledges that such Company-paid benefit shall be a taxable benefit to him, with the payment of such taxes to be handled through withholdings by, or the responsibility for such payment may be given to Mr. Narigon at the discretion of, the Company's Payroll Department. Mr. Narigon shall immediately notify the Company if another group life insurance policy goes into effect prior to March 1, 2006.

     C. Medical Insurance. Immediately after the termination of his employment, Mr. Narigon may complete and submit the forms necessary to continue the medical/health insurance coverage Mr. Narigon and his dependents were receiving at the time of his resignation. Mr. Narigon may continue that coverage for an additional period to the extent permitted by, and in accordance with, COBRA. During the first twelve months of continued coverage (or any shorter period of COBRA coverage elected by him), the Company shall pay the portion of the monthly COBRA premium directly to Mr. Narigon that equals the subsidy the Company was incurring with respect to his medical/health coverage when his employment terminated. This amount shall be paid as an additional sum added to his bi-weekly severance installment payments (or added to such payments once per month, at the option of the Company), with Mr. Narigon then to issue a monthly check or initiate a monthly funds transfer sufficient to cover the full monthly COBRA premium, to be paid or directed as prescribed by the Company. Mr. Narigon further acknowledges that such Company-paid amount shall be a taxable benefit to him, with taxes on such benefit to be withheld through the Company's Payroll Department. At the conclusion of such twelve month period, Mr. Narigon may thereafter continue medical/health insurance coverage through the Company's group plans at his own expense in accordance with all federal statutory requirements under COBRA for the balance of the COBRA period.

     D. Support Services, E-Mail. The Company shall continue to provide Mr. Narigon with reasonable levels of secretarial and administrative support (including typing, forwarding mail, and re-directing phone calls) until June 1, 2005. Due to privacy concerns, the Company and Mr. Narigon have agreed that his access to Company e-mail shall cease as of his date of termination. Any e-mail personal to Mr. Narigon which is received by his successor shall be promptly forwarded by such individual to Mr. Narigon at such e-mail address as Mr. Narigon shall provide.

     E. Additional Severance. In recognition of the cessation of Mr. Narigon's participation in any and all employee compensation programs of the Company following his date of termination (equating to employment for one-sixth of calendar year 2005), including any bonus programs or contingent salary plans instituted by the Company, Mr. Narigon shall also be entitled to a one-time payment of $8,000.00 (subject to all applicable tax and other withholdings), to be paid through the Company's payroll process as soon as practicable after March 1, 2005.

 6. Retirement and Deferred Compensation Plans. Mr. Narigon's rights with respect to his participation in, and benefits under, the Company's retirement and deferred compensation plans shall be as set forth in, or as limited by, the terms of, or any elections he has made under, each plan. The retirement and deferred compensation plans covered by this paragraph are as follows: (1) the Employers Mutual Casualty Company Retirement Plan; (2) the Employers Mutual Casualty Company 401(k) Savings Plan; (3) the Employers Mutual Casualty Company Supplemental Retirement Plan (which became effective October 1, 2004); (4) the Executive Nonqualified Excess Plan; (5) the Excess Retirement Benefit Agreement; and (6) the EMCC Option It! Deferred Compensation Plan.

 7.  Other Payments and Rights.

     A. Vacation. The balance of any unused vacation accrued by Mr. Narigon at the time of his severance shall be paid in full.

     B. Executive Compensation Bonus. The Company and Mr. Narigon acknowledge that no payments are owing to him under the 2004
         Senior Executive Compensation Bonus Program, in which he participated. Mr. Narigon shall not be eligible to receive payments under any bonus program the Company establishes for 2005.

     C. Stock Options. Mr. Narigon's rights with respect to his participation in the 2003 Employers Mutual Casualty Company

         Incentive Stock Option Plan, or any predecessor plan, shall be as set forth in, or as limited by, the terms of such Plan. Notwithstanding the previous sentence, however, Mr. Narigon shall have the option of foregoing the exercise of his stock options which are vested as of his termination date, and applying the gain which he otherwise could have received by exercising such options (based upon the "fair market value" of EMC Insurance Group Inc. common stock, as defined in the 2003 EMCC Incentive Stock Option Plan, on the termination date) against (i) the purchase price of the Company car which Mr. Narigon has the option to purchase (as covered by subsection 7(D) of this Agreement) and/or (ii) the purchase price of the office furniture which Mr. Narigon has the option to purchase (as addressed in Subsection 7(E) of this Agreement), with Mr. Narigon making up any difference in price to the extent the purchase price of the Company car and/or the office furniture, respectively, exceeds the fair market value of the gain which Mr. Narigon could achieve by exercising 100% of his vested stock options in accordance with the terms of such Plan. Any such stock option gain that is foregone and used against the purchase price of the Company car or furniture shall be reported as taxable income on Mr. Narigon's 2005 Form W-2.

     D. Company Car. Upon separation, the Company shall provide Mr. Narigon with the opportunity to purchase the Company car he is currently driving at the wholesale Blue Book price in effect on March 1, 2005, or at such price as the Company, in the reasonable exercise of its discretion, determines to be most equivalent to such price, if a wholesale Blue Book price is not available on such date. If he elects to purchase the car, Mr. Narigon must advise the Company of that decision within thirty (30) days after he signs this Agreement. In addition, he must provide the Company with full payment on or before March 15, 2005, or provide the Company by that date with a written statement authorizing the Company either (i) to apply foregone gains from his vested stock options toward the purchase price of such car, as described in Subsection 7(C) hereof, and provide the Company with the full balance still owing, if any, or
         (ii) to deduct the full amount (or any remaining amount) from the next succeeding installment severance payments described in paragraph 5(A) of this Agreement, until the balance owing is paid in full.

     E. Office Furniture. Upon separation, the Company shall provide Mr. Narigon with the opportunity to purchase the office furniture located in his current office at the furniture's appraised value, which has been established at $2,425.00 for the articles described in the appraisal attached hereto as Exhibit A, plus $100.00 each for two additional, newer wooden bookcases. If he elects to purchase the furniture, Mr. Narigon must advise the Company of that decision within thirty (30) days after he signs this Agreement. In addition, he must provide the Company with full payment on or before March 15, 2005, or provide the Company by that date with a written statement authorizing the Company either (i) to apply foregone gains from his vested stock options toward the purchase price of such furniture, as described in Subsection 7(C) hereof, and provide the Company with the full balance still owing, if any, or (ii) to deduct the amount (or any remaining amount) from the next succeeding installment severance payments described in paragraph 5(A) of this Agreement, until the balance owing is paid in full. If he elects to purchase the furniture, Mr. Narigon shall also make arrangements to have the office furniture removed from the office within one week of his separation. He shall also bear all costs and expenses associated with moving the office furniture.

     F. Employment Inquiries. The Company shall provide Mr. Narigon with a reference letter containing language agreed upon by the parties. An appropriate Company representative will sign and send the pre-approved reference letter to prospective employers as directed by Mr. Narigon. The Company's Human Resources Department shall also keep a copy of the reference letter on file and shall not disclose to prospective employers any information not contained in the reference letter without Mr. Narigon's prior authorization.

     G. Outplacement Services; Mediator Training. The Company agrees to provide Mr. Narigon with career transition services from an executive placement firm or similar entity of his choosing valued at up to $5,000.00, or, in the alternative, to reimburse his tuition at an accredited mediator training school or program in an amount up to $6,500.00. Reimbursement up to the applicable amount shall be paid to Mr. Narigon upon his submission of a written statement from the placement firm or from the mediator training school or program, as the case may be, detailing the services or training provided, including the fees charged for those services or the tuition charged for such program.

     H. Financial Planning Services. As a member of the Company's Policy Committee, Mr. Narigon has been entitled to receive financial planning services and tax advice at Company expense in amounts up to $1,000 annually. Mr. Narigon's eligibility for this benefit shall continue until June 1, 2005 and the Company shall reimburse Mr. Narigon for any financial planning or tax advice he receives prior to June 1, 2005 subject to the $1,000 cap previously mentioned in this paragraph. To receive reimbursement, Mr. Narigon must, however, submit an invoice from the entity providing such financial planning or tax advice and said invoice must be submitted within sixty days after June 1, 2005.

 8. Public Disclosure. Traditionally, confidentiality would be of the essence in agreements such as this, and the parties would normally agree that they would not disseminate the substance of this Agreement in whole or in part, in any form, written or oral, to any current or former Company employees, directors, officers or officials, or to any current or former employees, directors, officers or officials of any affiliated, parent, or related companies, businesses or entities, or to members of the general public, the media, or to any other person or entity, subject to certain exceptions. Recognized exceptions would include any discussions which Mr. Narigon might have with his legal representatives, or his tax or financial advisors, concerning this Agreement, as well as statements about it made pursuant to any court order or judicial process. Similarly, the Company could disclose the substance of this Agreement to certain Company employees or representatives, but only on a "need to know" basis, or as might be required pursuant to any court order or judicial process.

          The parties acknowledge that newly applicable corporate governance and disclosure requirements preclude the maintenance of confidentiality in this instance. While it remains the goal of both parties that neither be the subject of harmful or injurious rumor or speculation in the public forum, the parties hereto acknowledge that the terms of this Agreement will need to be publicly disclosed in an 8-K filing to be made by the Company with the Securities and Exchange Commission immediately following the expiration of the seven-day revocation period described in paragraph 2 hereof. The Company is hereby authorized and permitted to make all disclosures it may deem necessary or appropriate under federal securities laws, including filing a copy of this Agreement as an exhibit to the 8-K.

 9. Non-Disclosure and Return of Company Property. In accordance with the provisions of the Company's Employee Handbook and applicable law, it is expected that Mr. Narigon will not, and Mr. Narigon agrees not to, repeat, discuss, disclose or make use of confidential or proprietary information of the Company, such as customer lists or customer-specific personal information, or vendor-specific information, which may have come into Mr. Narigon's possession during his tenure of employment with the Company. Mr. Narigon further verifies that as promptly as practicable after March 1, 2005, he will return to the Company all documents, files or other written, graphic, pictorial, video or recorded materials, whether auditory or visual, as well as any and all physical equipment, materials or supplies reasonably construed as the property of the Company (including, but not limited to, his building pass/identification card, building keys, office, desk and file keys, communications devices, parking garage card, etc.).

10. Miscellaneous Provisions. All payments to Mr. Narigon made pursuant to this Agreement shall be subject to any and all applicable tax withholding regulations and rules. Mr. Narigon agrees that he shall refrain from making any statements, or taking any actions, which could be reasonably construed as contrary to the best interests of the Company, including, but not limited to, the making of disparaging comments or remarks, whether written or verbal. Mr. Narigon hereby acknowledges that the collective considerations enumerated in paragraph 5, above, exceed anything to which he is otherwise entitled, and Mr. Narigon further acknowledges that any outstanding expense advance(s) to him may be properly deducted by the Company from certain of the considerations for this Agreement set forth in paragraph 5 hereof.

11. Successors and Assigns. This Agreement shall be binding upon Mr. Narigon and his heirs, administrators, representatives, executors, successors and assigns, and shall enure to the benefit of the Company, as that term is more specifically described in the preamble herein.

12. Enforcement Under the Laws of the State of Iowa. This Agreement is made and entered into in the State of Iowa and shall in all respects be interpreted, enforced and governed under the laws of the State of Iowa. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions hereunder shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

13. Effect of Waiver. In the event any provision contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

14. Execution Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

15. Voluntary Execution and Understanding. This Agreement sets forth the entire agreement and understanding between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. Mr. Narigon acknowledges that the terms of this Agreement have been completely read and are fully understood and voluntarily accepted by him for the purpose of making a full and final adjustment and settlement of any and all potential claims, whether disputed or otherwise, known or unknown, on account of or associated with Mr. Narigon's (a) hiring, (b) tenure, or (c) the severance of his employment with the Company.

16. Enforceability Date. This Agreement shall not be enforceable against either party hereto until the expiration of the seven (7) day period in which Mr. Narigon has the right to revoke his acceptance of the Agreement, as set forth in Section 2, subpart (3) hereof and in the cautionary statement set forth immediately below.

     IN WITNESS WHEREOF, the parties to this Severance and Release Agreement do hereby execute the aforesaid Agreement.

     CAUTION -- THIS IS A RELEASE!! YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS SEVERANCE AND RELEASE AGREEMENT. YOU HAVE UNTIL 4:00 P.M. (C.S.T.) ON MARCH 14, 2005, TO DECIDE WHETHER TO SIGN THIS AGREEMENT. FOLLOWING SIGNING, YOU THEREAFTER HAVE SEVEN (7) DAYS IN WHICH YOU MAY REVOKE THIS AGREEMENT. PLEASE READ CAREFULLY BEFORE SIGNING.



EMPLOYERS MUTUAL CASUALTY COMPANY              DAVID O. NARIGON


By: /s/ Bruce G. Kelley                        /s/ David O. Narigon
   ---------------------                       --------------------
                                               David O. Narigon
Its President and Chief Executive Officer
-----------------------------------------
(Type or print name and title)

STATE OF IOWA

COUNTY OF Polk

        On this 21st day of February, 2005, before me, a Notary Public in and for the State of Iowa, personally appeared David O. Narigon, to me known to be the person named in and who executed for foregoing
Severance and Release Agreement, and David O. Narigon acknowledged his execution of the foregoing Severance and Release Agreement to be his free and voluntary act and deed.


(Seal)
                                  /s/ Sherry L. Baker
                                  ------------------------------------------
                                  Notary Public in and for the State of Iowa


My Commission Expires: January 15, 2007.


STATE OF IOWA

COUNTY OF POLK

        On this 21st day of February, 2005, before me, a Notary Public in and for the State of Iowa, personally appeared a representative of Employers Mutual Casualty Company, Bruce G. Kelley, to me known to be the person who executed the foregoing Severance and Release Agreement on behalf of said Company, and acknowledged his execution of the foregoing Severance and Release Agreement to be his, and said Company's, free and voluntary act and deed.


(Seal)
                                  /s/ Sherry L. Baker
                                  ------------------------------------------
                                  Notary Public in and for the State of Iowa


My Commission Expires: January 15, 2007.

                                                                   Exhibit A
                                                                   ---------

Property in the name of                                           RANEE ROED
EMC Insurance Companies                                           Appraisals
717 Mulberry                                                      Antiques
Des Moines, IA  50309                                             Residential


Page 1 of 2


     Inspection and appraisal of Stow Davis office furniture in a "Fair Market Value" basis. Fair market value is defined as: "the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts."


ARTICLE                         DESCRIPTION                    APPRAISED VALUE
------------------------------------------------------------------------------

Desk         American light walnut partner's desk with a long
             narrow drawer above the knee-hole, three drawers on
             one side and two drawers on the other; one split
             to look like two drawers.  Above the side drawers
             there is a pull-out writing board.  The front is
             closed, there is a sunflower quatrefoil medallion
             on the top of each side and a burled border below
             the top.  Turned and fluted legs.  There is some
             burn damage on the top, otherwise the condition is
             good.  29" h x 67" w x 42" d.                            $1,275

Cabinet      American light walnut liquor cabinet/bookcase,
             matches the desk with the same medallion, burl and
             legs.  Two paneled doors, two shelves inside.  Good
             condition.  50"h x 42" w x 14" d.                        $  610

Cabinet      American light walnut file cabinet, matches above
             pieces with the same medallion burl and legs.  With
             two drawers.  Good condition.  23"h x 30" w x 32" d.     $  200

Chairs       American light walnut, two pair of guest armchairs
             and one desk chair.  These chairs don't match exactly
             but were made to complement various office sets in
             the Stow Davis line.  All three have upholstered seats
             and backs.  All three are in good condition.
                                                         Arm chairs   $  240pr
                                                         Desk chair   $  100

             All of the above pieces are from the Stow Davis
             Furniture Company and were bought in 1938.

                                                        TOTAL VALUE   $2,425


The appraiser certifies and agrees:

1. The appraiser has no present or contemplated future interest in the property appraised; and neither the employment to make the appraisal, nor the compensation for it, is contingent upon the appraised value of the property.

2. The appraiser has personally inspected the subject property. To the best of the appraiser's knowledge and belief, all statements and information in the Appraisal Report are true and correct, and the appraiser has not knowingly withheld any significant information.

3. All conclusions and opinions set forth in the Appraisal Report were prepared by this appraiser. No change of any item in the Appraisal Report shall be made by anyone other than the appraiser, and the appraiser shall have no responsibility for any such unauthorized change.

4. Unless otherwise stated, the value given in the Appraisal Report represents the opinion of value as of the date of contribution which is January 21, 2005.




                                   /s/ Ranee L. Roed

                                   Ranee L. Roed
                                   Roed's Antiques Appraisals
                                   515-633-0441

                                   Member: International Society of Appraisers